STANDARD FORM

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR

                              DEVELOPMENT AGREEMENT





                            ------------------------
                               (Name of Developer)


                            ------------------------
                                     (Date)



                            -------------------------
                        (General Description of Territory)

                               TABLE OF CONTENTS

RECITALS.................................................................    E-3

   1.  GRANT OF DEVELOPMENT RIGHTS.......................................    E-4
   2.  INITIAL DEVELOPMENT SCHEDULE......................................    E-5
   3.  SUBSEQUENT DEVELOPMENT SCHEDULE;
       DEVELOPMENT OBLIGATIONS GENERALLY.................................    E-6
   4.  FRANCHISE FEE AND ROYALTY RATE....................................   E-13
   5.  SITE APPROVALS:  PLANS AND SPECIFICATIONS.........................   E-15
   6.  FEES AND FRANCHISE AGREEMENTS.....................................   E-16
   7.  DEVELOPER ORGANIZATION, AUTHORITY,
       FINANCIAL CONDITION AND SHAREHOLDERS..............................   E-16
   8.  TRANSFER..........................................................   E-19
   9.  TERMINATION.......................................................   E-23
   10. PREREQUISITES TO OBTAINING FRANCHISES
       FOR INDIVIDUAL RESTAURANT UNITS...................................   E-24
   11. RESTRICTIONS......................................................   E-25
   12. DEVELOPMENT PROCEDURES............................................   E-27
   13. NO WAIVER OF DEFAULT..............................................   E-28
   14. FORCE MAJEURE.....................................................   E-29
   15. CONSTRUCTION, SEVERABILITY, GOVERNING
       LAW AND JURISDICTION..............................................   E-29
   16. MISCELLANEOUS.....................................................   E-30


APPENDIX A:   TERRITORY..................................................   E-33

APPENDIX B:   FORM OF FRANCHISE AGREEMENT................................   E-34

APPENDIX C:   STATEMENT OF OWNERSHIP INTERESTS...........................   E-35

APPENDIX D:   REVIEW AND CONSENT WITH RESPECT
              TO TRANSFERS...............................................   E-36

APPENDIX E:   CONFIDENTIALITY AGREEMENT AND
              COVENANT NOT TO COMPETE....................................   E-37

APPENDIX F:   CONFIDENTIALITY AGREEMENT..................................   E-40

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                              DEVELOPMENT AGREEMENT


This Agreement is made this ________ day of ___________________, 20_____, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation ("FRANCHISOR"), ________________________________________, a (_______________ corporation, sole proprietorship,  ______________________  partnership,  _________________ limited partnership [strike inappropriate language]) ("DEVELOPER") and ---------------- ________________________________ (collectively, the "PRINCIPAL SHAREHOLDERS" and, individually, a "PRINCIPAL SHAREHOLDER" of Developer if a corporation or general partner of Developer is a limited partnership having as its general partner a corporation) and ______________________________________________
("GENERAL PARTNER") of Developer if Developer is a limited partnership).*

    * (If Developer is not a corporation or a sole proprietorship, or if Developer is a limited liability company, the parties hereto hereby agree that an Addendum shall be attached to this Agreement so as properly to reflect the responsibilities of the partners of any general partnership, the general partner of any limited partnership and the shareholders of any corporate general partner of any partnership, or the members of any limited liability company.)


WITNESSETH:

                                    RECITALS

    A. Franchisor owns the rights to develop and operate a unique system of restaurants which specialize in the sale of high quality, moderately priced food and alcoholic beverages in an attractive, casual setting, which include proprietary rights in certain valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs, decor and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, training facilities and teaching techniques (the "System").

    B. Franchisor has established, through its own development and operation, and through the granting of franchises, a chain of Applebee's Neighborhood Grill & Bar restaurants which are distinctive; which are similar in appearance, design and decor; and which are uniform in operation and product consistency.

    C. The value of Franchisor's trade names, service marks and trademarks is based upon: (1) the maintenance of uniform high quality standards in connection with the preparation and sale of Franchisor-approved food and beverage products,
(2) the uniform high standards of appearance of the individual restaurant units in the System, (3) the use of distinctive trademarks, service marks, building designs and advertising signs representing a uniformly high quality of product and services, and (4) the assumption by Franchisor and its franchisees of the obligation to maintain and enhance the goodwill and public acceptance of the System (and of Franchisor's trade names, service marks and trademarks) by strict adherence to the high standards required by Franchisor.

    D. Developer desires to obtain the exclusive right to develop restaurant units franchised by Franchisor within the geographic area specified in Appendix A hereto ("Territory"), for the period specified in Subsection 1.1, pursuant to the terms, conditions and provisions which are set forth in this Agreement.

NOW, THEREFORE, in consideration of Franchisor granting to Developer the exclusive right to develop restaurant units franchised by Franchisor which employ the System ("Restaurants") in the Territory for such period, and in consideration of the mutual obligations which are provided for herein, it is hereby agreed as follows:

1.  GRANT OF DEVELOPMENT RIGHTS

    1.1 Franchisor grants Developer the exclusive right to develop Restaurants only in the Territory for a period commencing on the date hereof and expiring on ___________, 20__, unless sooner terminated as hereinafter provided. Developer has no rights under this Agreement to develop Restaurants outside of the Territory or to develop restaurants which do not employ the System, including the Applebee's Neighborhood Grill & Bar service mark.

    1.2 During the term of this Agreement, Franchisor shall not operate a restaurant utilizing the System or license any other person to operate a restaurant utilizing the System in the Territory. However, nothing in this Agreement shall prohibit or infringe upon Franchisor's right to operate a restaurant or license any other person to operate a restaurant in the Territory which does not utilize the System or use the Applebee's Neighborhood Grill & Bar service mark. In addition, Franchisor specifically reserves the right to operate or license any other person to operate restaurants in any location within an airport (serviced by one or more public or charter carrier), arena, stadium, state or national park, or military fort, post or base which may be within the boundaries of the Territory otherwise granted to Developer. Further, Developer acknowledges and agrees that Franchisor or any one (1) or more of its subsidiary or affiliated companies or divisions shall have the right to operate or license any other person to operate such other restaurants which may or will compete with the Restaurants, under a system and service mark other than Applebee's Neighborhood Grill & Bar.

    1.3 After this Agreement expires or is terminated, Franchisor shall have the complete and unrestricted right to operate or license other persons to operate a restaurant utilizing the System in the Territory.

2.  INITIAL DEVELOPMENT SCHEDULE

    2.1 Developer shall develop a total of _________ (____) Restaurants franchised by Franchisor in the Territory during the period commencing on the date hereof and expiring on _____________, 20_____, in accordance with the following development schedule:

         (a)1 During the first Initial Development Period under this Agreement, Developer shall develop at least _________ (___) Restaurants within the Territory, each of which shall be open for operation and doing business on _________________, ________ (the end of the first Initial Development Period under this Agreement).

         (b) During the second Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of _________ (___) such Restaurants developed by Developer which are open for operation and doing business on _________________, ________ (the end of the second Initial Development Period under this Agreement).

         (c) During the third Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of _________ (____) such Restaurants developed by Developer which are open for operation and doing business on ______________, ________ (the end of the third Initial Development Period under this Agreement).

Each of the periods specified in Subparagraphs (a) through (___) hereof is sometimes referred to hereinafter as an "Initial Development Period."

    2.2 During any Initial Development Period, subject to the provisions of this Agreement, Developer is free to develop more than the total minimum number of Restaurants which Developer is required to develop during that Initial Development Period. Any such Restaurants developed, open for operation and doing business during an Initial Development Period in excess of the minimum number required to be developed during that Initial Development Period shall be applied to satisfy Developer's development obligation during the next succeeding Initial Development Period or next succeeding Subsequent Development Period (as defined in Section 3 hereof), if any, as the case may be. Notwithstanding the above, Developer shall not develop more than the total number Restaurants approved by Franchisor for development under this Agreement.

    2.3  Strict compliance with the development schedule specified in Subsection
2.1 hereof is of the essence of this Agreement. If Developer fails to fulfill its specified development obligation with respect to any of the Initial Development Periods specified in Subsection 2.1 hereof, this Agreement shall terminate sixty (60) days after the end of the Initial Development Period in question, unless by the end of such sixty (60) day period Developer has fulfilled the development obligation relating to such Initial Development Period.

1 The periods specified in Subsection 2.1(a)-(c) may be revised, deleted or added to in order to reflect the number of Restaurants Developer is obligated to develop and the time in which the Developer is obligated to open such Restaurants.

3.  SUBSEQUENT DEVELOPMENT SCHEDULE; DEVELOPMENT OBLIGATIONS GENERALLY

    3.1 During the period commencing on ______________, 20_____, and expiring on _______________, 20____, Developer shall develop and open for business in the Territory, in accordance with the parameters established under Subsection 3.2, that number of additional Restaurants as is required to achieve at the end of such period, a total number of Restaurants open for business within the Territory which, after including the Restaurants developed during the Initial Development Periods, will equal the Minimum Development Potential of the Territory (as defined herein below).

    3.2 (a) Each consecutive two (2) year period, commencing with the period beginning on _______________, 20____, is hereafter referred to as a "Subsequent Development Period."

         (b) On or before the commencement of each Subsequent Development Period, Franchisor shall provide to Developer in writing the number of Restaurants to be developed by Developer during such Subsequent Development Period ("Subsequent Development Schedule"), together with a detailed summary of the Minimum Development Potential calculations used to determine the Subsequent Development Schedule. The minimum development potential ("Minimum Development Potential") shall be determined as follows:

              (i) Each Area of Dominant Influence ("A.D.I."), as determined by the 1988 Arbitron Ratings, comprising all or a portion of the Territory shall be placed into one of four market categories ("Market Categories"), identified as either a "Small Market", defined as those A.D.I.'s containing less than 135,000 households in metropolitan counties within the Territory with incomes greater than $25,000 ("Income Qualified Metro Household"); a "Medium Market", defined as those A.D.I.'s containing 135,000 to 399,999 Income Qualified Metro Households; a "Large Market", defined as those A.D.I.'s containing 400,000 to 1,399,999 Income Qualified Metro Households; or a "Mega Market", defined as those A.D.I.'s containing 1,400,000 or more Income Qualified Metro Households (Small Market, Medium Market, Large Market or Mega Market may also be referred to herein individually as an "A.D.I. Market" or collectively as "A.D.I. Markets". The income level set forth above may, but need not, be adjusted upward or downward by Franchisor once every five (5) years in order to reflect changes in household income, such adjustments to be determined by reference to the United States Census Bureau's Median Household Income Index or if such index no longer exists at the time it is to be used, then the index employed shall be such other generally known index used by NPD Crest or other such similar company then used by Franchisor.

              (ii) Each county within an A.D.I. Market shall be classified as a "Metropolitan County", those counties with a total population greater than 50,000; a "Small Town County", those counties with a total population of 20,000 to 50,000; or an "Other County", those counties with a total population less than 20,000 (Metropolitan County, Small Town County and Other County may be for description purposes also referred to herein as a "County Type").

              (iii) Each A.D.I. Market shall at that time be assigned to one of four development groups according to the level of development penetration which Developer has achieved in the A.D.I. Market as compared to the level of development penetration achieved by all domestic development in the System. The four development groups will be determined by ranking each A.D.I. in the System within each of the Market Categories from most developed to least developed. The A.D.I.'s in ranking order from most developed to least developed shall then be divided into four substantially equal development groups:
         "Opportunistic Group", "Second Group", "Third Group" and "Lower Limit Group". The average number of Restaurants per Income Qualified Metro Household developed by the top three territories in the System of the Second Group in each A.D.I. Market category shall be the development target for each such A.D.I. Market category ("Penetration Target").

              (iv) The total number of Restaurants to be developed by Developer in each Metropolitan County of an A.D.I. Market shall be equal to the number of Income Qualified Metro Households in such A.D.I. Market divided by the Penetration Target ("Metropolitan Development Potential"). The Metropolitan Development Potential minus the number of Restaurants in each Metropolitan County then open and operating in said A.D.I. Market shall be the number of Restaurants in each Metropolitan County then available for development in the A.D.I. Market ("Metropolitan Development Balance").

              (v)   The  Minimum  Development  Potential  shall  be  the maximum number of Restaurants Franchisor may include on the Subsequent Development Schedule and thus require Developer to develop in the A.D.I. Market during the next Subsequent Development Period; subject, however, to the minimum and maximum development criteria outlined in paragraph (c) and (d) of this Subsection 3.2. In the event, however, a particular A.D.I. Market is in the Opportunistic Group, Developer and Franchisor shall negotiate in good faith a mutually agreeable Subsequent Development Schedule; provided, however, said Subsequent Development Schedule shall not reflect a number of Restaurants less than the remaining undeveloped portion of the Metropolitan Development Potential, nor shall the Developer be required (without its consent) to develop more than the remaining undeveloped portion of the Metropolitan Development Potential.

         (c) During each Subsequent Development Period that Developer has less than ten (10) Restaurants open and operating in the Territory, Developer shall be required to develop no more than one (1) Restaurant each calendar year that the number of Restaurants in Developer's Territory does not meet or exceed the Minimum Development Potential of the Territory. During each Subsequent Development Period that Developer has ten (10) or more Restaurants in the Territory, Developer shall be required to develop no more than two (2) Restaurants each calendar year that the number of Restaurants in the Territory does not meet or exceed the Minimum Development Potential for the Territory.

         (d) Notwithstanding the Minimum Development Potential for which Developer might otherwise be obligated in order to satisfy the Penetration Target for the Territory, Developer shall not be required to develop more than ten (10) Restaurants in any one calendar year in the Territory. In the event Developer holds other development agreements with the System or the Principal Shareholders of Developer are the identical Principal Shareholders of other entities who hold other development agreement(s) within the System (such other entities being defined hereunder as "Affiliates"), Developer, together with such Affiliates, may limit its combined development under all such development agreements to no more than ten (10) Restaurants in the aggregate in any calendar year. Provided, however, Developer and Principal Shareholder(s) hereby acknowledge that if Developer exercises its option under this provision to limit its combined development with its Affiliates and after so limited its development, Developer (together with its Affiliate) does not achieve such aggregate development, Developer shall be in default under that development agreement (or all such development agreements as the case may be) but only such development agreement(s) which did not meet the individual Subsequent Development Schedule calculated and agreed to for that individual development agreement.

         (e) If the Developer has timely developed and opened for operation the Restaurant called for by the Initial Development Schedule and thereafter during a Subsequent Development Period objects to the development of the last Restaurant required during that Subsequent Development Period under
    Article 3 hereof, then Franchisor hereby grants Developer the right to make a written demand for a study as to whether said last Restaurant may be located in the Territory or whether said Restaurant will at that time cannibalize the sales and traffic with respect to its other existing Restaurants in the Territory. In the event a written request for such a study  is  received  by  Franchisor  prior  to the  end  of  the  Subsequent
    Development Period in question and prior to any default under the Development Agreement, then in such an event, Franchisor and Developer shall in good faith attempt to resolve the issue regarding whether the last
    Restaurant should or should not be developed and opened. If an agreement cannot be reached (which process may include the Franchisor and Developer ordering a PIN study at Developer's cost), Franchisor and Developer shall submit the disagreement to the National Franchise Mediation Board ("NFMB"), as herein defined below, for handling and disposition. The submission of said disagreement will be in accordance with subsection 3.2 (f)(i) hereof.

         (f) The following shall apply to the submission to the NFMB pursuant to the preceding paragraph:

              (i) The disagreement shall be submitted by the Developer by way of a written demand for mediation tendered to Franchisor within thirty
         (30) days after Franchisor has indicated to Developer than an agreement cannot be reached. Developer will deposit $35,000 with Franchisor at the time of the filing of its written demand for mediation. If the demand or the deposit or either or both of them are not so timely made, then in such an event, the Developer shall be deemed to have waived its right to request mediation and further, shall be deemed to have elected to accept the full number of Restaurants Franchisor had determined for the Subsequent Development Period then in question. The NFMB will determine in its sole discretion the procedure, time limits and additional filing and responses required with respect to the mediation. However, it is understood and agreed by all parties that the mediation is intended to provide a more expeditious resolution of the matter submitted to the NFMB. The mediation decision to be rendered by the NFMB will be binding upon all parties to the mediation. The party for whom a favorable decision is rendered shall receive from the other party reimbursement for all out-of-pocket costs and expenses, including attorneys' fees incurred and any PIN study conducted with respect to the mediation, which are determined to be reasonable by the NFMB.

              (ii) At the conclusion of the mediation, the NFMB shall issue its decision either supporting Developer and indicating that the last Restaurant need not be developed as a part of the Subsequent Development Period in question, or conversely, supporting Franchisor and indicating that the last Restaurant should be a part of the development for that Subsequent Development Period. If the decision of the NFMB supports the Developer, then in such an event, the Developer shall maintain its exclusive rights to the Territory, and shall continue to maintain its right to develop therein in the future. Provided, however, Franchisor may request further development during future Subsequent Development Periods. In addition, Franchisor shall reimburse Developer the $35,000 previously deposited at the commencement of the mediation process.

              (iii) If the decision of the NFMB supports the Franchisor, then in such an event, the Developer shall be required to construct and open the last Restaurant, pursuant to the development schedule originally listed as a part of the Subsequent Development Period so in question. In addition, the funds previously deposited by Developer with
         Franchisor shall be applied to the Franchise Fee due for such Restaurant. However, in the event Developer fails to develop the Restaurant, the $35,000 shall be forfeited and shall become the exclusive property of Franchisor and further, the exclusive development rights granted by the Development Agreement shall terminate and be of no further force and effect.

              (iv)  If,  after  a  new developer  has been appointed to open the last Restaurant, and said Restaurant has opened for operation, and within the first twelve (12) months of operation of said Restaurant, Developer believes that said new developer's Restaurant has had a significant cannibalization effect upon one or more of Developer's
         Restaurants, then in such an event, the Developer may avail itself of the following post impact process ("Post Impact Process"). The Post Impact Process will consist of the submission of the positions of the Developer, new developer and Franchisor to the NFMB for study and mediation. The Post Impact Process is and shall be from time to time more fully outlined in the Manuals. The NFMB shall have the right to issue a non-binding determination as to whether or not the Developer's Restaurant or Restaurants (as the case may be) were, in fact, significantly cannibalized as contended by Developer and if so determined, a recommendation on whether any and what type of royalty relief or other relief, if any, shall be granted Developer. The parties agree to exhaust the foregoing remedies and seek the mediation provided by the NFMB prior to submitting the matter to any judicial tribunal.

    3.3  Strict  compliance  with  the  development   schedule   established  in
accordance with Subsection 3.2 hereof is of the essence of this Agreement. If Developer shall fail to fulfill its specified development obligation with respect to any Subsequent Development Period, this Agreement shall automatically terminate sixty (60) days after the end of the Subsequent Development Period in question, unless by the end of such sixty (60) day period Developer has fulfilled the development obligation relating to such Subsequent Development Period.

    3.4 If, during the term of this Agreement, (a) Developer transfers or disposes of any Restaurant developed hereunder in accordance with the provisions hereof, or for any other reason ceases to operate any Restaurant developed hereunder, and (b) after such transfer or other cessation of operation the premises no longer are utilized for the operation of a Restaurant, Developer's development obligation in the Initial or Subsequent Development Period in which such transfer or other cessation of operations occurred shall increase, subject to the general limitations on Developer's development obligations set forth in
Section 2 and Section 3, by the number of Restaurants which Developer so transferred, disposed of or which otherwise ceased to operate.

    3.5 Franchisor represents that it is the sole owner of the service mark Applebee's Neighborhood Grill & Bar. If Franchisor determines that a third person has rights under the law of any state with respect to such mark which precludes Developer from fulfilling any portion of its development obligations pursuant to this Agreement, Franchisor and Developer shall negotiate in good faith for a revision of those development obligations, a redefinition of the Territory, or such other modifications of this Agreement as may be reasonable in the circumstances.

    3.6 Notwithstanding the foregoing Subsection 3.2 and in addition thereto, Franchisor shall further divide those counties identified as Small Town Counties and Other Counties ("STC") and provide for the development of such counties.

         (a) Franchisor shall request Developer to commit to develop and open for operation pursuant to a pre-determined development schedule the number of Restaurants utilizing a Small Town Restaurant prototype ("STC Restaurant") and in the specified counties set forth on the written request tendered to Developer by Franchisor (the "STC Notice"). The STC Notice provided Developer will further reflect the proposed development schedule for all such STC Restaurants. Within 30 days of Developer's receipt of such STC Notice, Developer shall indicate in writing whether it desires to develop an STC Restaurant in all or a portion of the counties listed. Thereafter, the development schedule suggested in the STC Notice will be adjusted by the Franchisor, using the same pace of development as set forth in Subsection 3.2(c) and Subsection 3.2(d). With respect to this process, the Franchisor and Developer will review the development feasibility of each county listed in the STC Notice, giving appropriate consideration to such factors as liquor license availability, proximity to existing Restaurants, the presence or absence of competitive concepts and other such matters as Franchisor deems appropriate. Any counties removed from the purview of the STC Notice by such negotiations will be returned to the pool of unused counties for possible future development. At or before the conclusion of the 30-day notice period, unless otherwise extended in writing, Developer shall:

              (i) Signify its agreement to develop in accordance with the STC Notice in all of the listed counties and in accordance with the proposed development schedule included with the revised STC Notice and as a result, Developer's exclusive right to develop Restaurants in the Territory as previously granted remains unaffected;

              (ii) Signify its agreement to develop an STC Restaurant in a portion of the STC Notice listed counties, and in such an event, Developer shall no longer have the exclusive right to develop Restaurants in the counties in which it chose not to develop the STC Restaurant and will be subject to the terms set forth in subparagraph
         (c) below; or

              (iii) Reject the development of an STC Restaurant in all of the STC Notice listed counties, and in such an event, Developer shall no longer have the exclusive right to develop Restaurants in the counties listed in the final STC Notice and will be subject to the terms of subparagraph (c) below; or

              (iv) Seek mediation of the inclusion of one or more of the counties in the STC Notice with the National Franchise Mediation Board in accordance with Subsection 3.6(b); or

              (v) Fail to respond in writing to the STC Notice, in which event the Developer will no longer have the exclusive right to develop Restaurants in the counties set forth in the STC Notice and will be subject to the terms of subparagraph (c) below.

         (b) In the event the Developer contests the STC Notice as referenced in subsection 3.6(a)(iv) above, such disagreement shall be submitted for mediation to the National Franchise Mediation Board, which shall be
    comprised  of  two  (2)  individuals   appointed  by  Franchisor,   two  (2)
    individuals appointed by the Franchise Business Council and one (1) individual chosen by the foregoing four (4) individuals, in accordance with the following:

              (i) Developer will deposit with Franchisor at the time of the filing of its written demand for mediation an amount equal to $35,000 times the number of counties about which Developer is contesting development. Notwithstanding the foregoing, in no event shall less than $35,000 be so deposited. If the deposit is not so timely made, then in such an event, the Developer shall be deemed to have waived its right to request mediation and further, deemed to have elected alternative
         (v) as set forth in subparagraph 3.6(a).

              (ii) The NFMB will determine in its sole discretion the procedure, time limits and additional filing and responses required with respect to the mediation. However, it is understood and agreed by all parties that the mediation is intended to provide a more expeditious resolution of the matter submitted to the NFMB.

              (iii) The mediation decision to be rendered by the NFMB will be binding upon all parties to the mediation.

              (iv) The party for whom a favorable decision is rendered shall receive from the other party reimbursement for all out-of-pocket costs and expenses, including attorneys' fees, incurred with respect to the mediation which are determined to be reasonable by the NFMB.

              (v) At the conclusion of the mediation, the NFMB shall issue its decision either supporting Developer and indicating that the county(ies) to which the Developer objected shall be removed from the STC Notice and returned to the pool of unused county(ies), or conversely, supporting Franchisor and indicating that the county(ies) about which an objection was raised should be so included in the STC Notice and therefore an STC Restaurant should be developed therein.

              (vi) If the decision of the NFMB supports the Developer, then in such an event, the Developer shall maintain its exclusive right to the county(ies) in question, and shall continue to maintain its right to develop therein in the future. In addition, the amount deposited by Developer shall be refunded to Developer.

              (vii) If the decision of the NFMB supports the Franchisor, then in such an event, the Developer shall be required to construct the STC Restaurant in the county(ies) in question, pursuant to the development schedule originally listed in the STC Notice. The funds previously deposited by Developer with Franchisor shall be applied to the Franchise Fee due for each of said units at the rate of $35,000 per each unit. In the event Developer fails to develop some or all of the STC Restaurants in the county(ies) here in question, any unused deposit shall be forfeited and further, the Developer's exclusive rights to the county(ies) in which no development occurred shall be terminated and not subject to any first right of refusal rights, notwithstanding anything herein to the contrary.

         (c) Except as otherwise provided in subparagraph 3.6(b) hereof, in the event that the Developer, after receiving its STC Notice, falls within the purview of subsections 3.6(a)(ii), (iii), or (v) above, the counties for which the Developer rejected the right to develop an STC Restaurant, Franchisor may in its discretion seek another franchisee to develop the rejected counties or develop STC Restaurants in those counties on its own. Upon the identification of a bona fide prospective franchisee for those counties or upon the determination by Franchisor that it will develop those counties, Franchisor shall provide Developer with a written first right of refusal notice ("FROR Notice"), which FROR Notice will set forth the counties in question and the schedule of development. Developer shall have 30 days within which to respond to such FROR Notice in writing. Such response shall be solely to accept or reject in whole its right of refusal. No partial acceptances will be honored by the Franchisor. In the event the Developer fails to respond or responds and indicates its desire not to develop the counties listed, then Developer's exclusive right to develop such counties shall no longer be valid and exclusivity rights previously granted in the Development Agreement as to those counties shall be of no further effect, and in such an event the Franchisor may grant a third party prospective franchisee the right to develop STC Restaurants in those counties or develop STC Restaurants itself, without regard to the Developer. Conversely, if the Developer responds to the FROR Notice in writing and indicates its desire to build the STC Restaurants listed in compliance with the schedule set forth, and at the same time tenders a non-refundable deposit in the amount of $35,000 for each of the Restaurants to be developed in the counties listed in the FROR Notice, the Developer shall have the right to develop said STC Restaurants and shall further retain the exclusive right to develop Restaurants in the counties so listed.

         (d) As to the other counties unallocated under the foregoing process set forth in subsection (c) above, Franchisor may issue future notices regarding development of the same STC Restaurants for use in some or all of the counties. Further, Franchisor may create other new small town prototypes using the System developed for the Restaurants, which extend the brand name but which would more likely be adaptable to the demographics shown for some or all of the other counties which have not been identified for development under the preceding sentence or under subparagraph (b) above. As each such release (which may be in one or more increments) is developed by the Franchisor, the same procedures set forth in subparagraphs (a) and (b) above shall apply.

         (e) The development and opening of an STC Restaurant in a listed county will not apply to or substitute for the development required under
    Section 2.1 hereof. However, in the event Developer fails to develop and open the Restaurants called for under Section 3.6(a) hereof pursuant to the schedule established by Franchisor, such default in development shall only affect the Developer's right to open and operate in the counties so listed. If Developer fails to open one or more of the STC Restaurants in the total aggregate time period set forth in the schedule, then in such an event, Developer shall lose its rights to develop any STC Restaurants in the counties listed in the STC Notice or the FROR Notice (as the case may be) wherein no Restaurant is in operation and further, the exclusivity provided by this Development Agreement shall be of no further force or effect with respect to those counties listed in said Notice (but only as to said affected counties) and Franchisor may grant development rights to a third party or develop said counties itself. It is understood that the 60-day period provided for in Section 2.3 of the Development Agreement shall apply to all of the Restaurants to be developed under this paragraph.

4.  FRANCHISE FEE AND ROYALTY RATE

    4.1 Developer shall pay Franchisor a franchise fee of $_____________ with respect to each Restaurant which is developed pursuant to this Agreement during the Initial Development Periods. Thereafter, Developer shall pay Franchisor a franchise fee in an amount which is equal to the amount of the franchise fee then in effect at the time of the issuance of the franchise agreement for each additional restaurant to be opened during any Subsequent Development Period. The amount of the franchise fee shall be set forth in the franchise offering circular received by the Developer from Franchisor immediately preceding the issuance of such franchise agreement. Simultaneously with the execution of this Agreement, Developer shall pay to Franchisor, by certified check, the amount of $__________ ("Franchise Fee Deposit"). Said Franchise Fee Deposit shall be equal to the greater of (a) the franchise fee for one of the Restaurants to be developed during the Initial Development Periods, or (b) ten percent (10%) of the entire franchise fees covering the _________ (___) Restaurants to be developed during the first three1 (3) Initial Development Periods pursuant to this Agreement (as reduced by a credit of $6,000 based on Developer's prior payment, if so paid, of a non-refundable $6,000 application fee). The remaining balance of the franchise fees for each of the Restaurants to be developed during the three (3) Initial Development Periods shall be paid by certified check as follows: one-half (1/2) of the balance shall be paid upon signing a franchise agreement for that Restaurant and the remaining balance shall be paid fourteen
(14) days prior to the scheduled opening of the Restaurant. The Franchise Fee Deposit shall be proportionately allocated to the franchise fee due with respect to each Restaurant to which it applies. The franchise fee with respect to each Restaurant to be developed during a Subsequent Development Period or with respect to any additional Restaurants developed during the Initial Development Periods shall be paid by certified check in the same manner.

    4.2 Except as provided in this Subsection 4.2 and in Subsection 19.1 of the form of franchise agreement which is attached hereto as Appendix B, Developer shall have no right to recover from Franchisor, directly or indirectly, any of the franchise fees which are prepaid pursuant to Subsection 4.1 hereof. If Developer's failure to develop the total number of Restaurants specified in Subsection 2.1 of this Agreement is the result of the assertion of rights by a third party as described in Subsection 3.5 hereof, those prepaid franchise fees which relate to the Restaurants which cannot be so developed shall be refunded to Developer in cash.

    4.3 As partial consideration for the rights granted to Developer pursuant to the franchise agreements covering the Restaurants which Developer develops hereunder, Developer (as franchisee under each such franchise agreement) shall pay Franchisor a monthly royalty fee as determined by Franchisor. Until January 1, 2020, the monthly royalty fee shall not exceed four percent (4%) of each calendar month's gross sales (as that term is defined in the form of franchise agreement which is attached hereto as Appendix B). Thereafter, the monthly royalty fee shall be as determined by Franchisor.

    4.4 Pursuant to its obligations hereunder and under the applicable franchise agreements, Franchisor will make various expenditures in connection with the development of prospective Restaurant sites by Developer, including expenditures for travel, lodging, meals, obtaining of information about prospective sites, demographic information, traffic counts, and inquiries into local laws and ordinances. Developer shall promptly notify Franchisor of a decision to cease development of a prospective Restaurant site. In the event that Developer fails to open a restaurant at any such site, in lieu of the payment of the franchise fee therefor, Franchisor in its sole discretion may require Developer to reimburse Franchisor for Franchisor's expenditures with respect to that site. In such event, Franchisor shall provide Developer with an itemized list of Franchisor's expenditures with respect to that site within thirty (30) business days after Franchisor receives notice that Developer no longer intends to develop a Restaurant at that site, and Developer shall reimburse Franchisor for such costs within thirty (30) days after receiving such list.


1 In the event there are more or less than three (3) Initial Development Periods, these fees are payable for each of the Restaurants provided for in the applicable total number of Initial Development Periods.

5.  SITE APPROVALS: PLANS AND SPECIFICATIONS

    5.1 Developer assumes all cost, liability, expense and responsibility for locating, obtaining, financing and developing sites for Restaurants, and for constructing and equipping Restaurants at such sites. To assist Developer in the site selection process, Franchisor will provide Developer with certain demographic information regarding the site, will conduct an on-site inspection and will review any lease or contract under negotiation for the prospective site, such services to be provided to Developer at no additional cost. The development of a Restaurant at any site must be approved by Franchisor in accordance with its then-existing site approval procedure. In connection with a request for approval of a proposed site for a Restaurant, Developer shall provide a related contract of sale or lease agreement and such other information and material as the Franchisor may reasonably require. Franchisor's approval of a prospective Restaurant site shall not be unreasonably withheld. Franchisor shall notify Developer whether it approves a proposed site and the related contract of sale or lease agreement within thirty (30) business days of receiving Developer's request for approval. Failure of Franchisor to so notify Developer within such thirty (30) business day period shall be deemed to be an approval of such site and the related contract of sale or lease agreement. Developer acknowledges that Franchisor's approval of a prospective site for a Restaurant does not constitute a representation, promise or guarantee by
Franchisor that a Restaurant operated at that site will be profitable or otherwise successful. Developer shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to a site for a
Restaurant unless Franchisor has approved that site in accordance with Franchisor's then-existing site approval procedure. After Franchisor has approved a site for a Restaurant, Developer shall provide Franchisor with a copy of the executed contract of sale or lease, as applicable, relating to the site within a reasonable period of time.

    5.2 For each Restaurant which Developer develops pursuant to this Agreement, Franchisor will make available to Developer Franchisor's specifications for a typical Restaurant. Developer will obtain architectural and engineering services independently and at its own expense. Franchisor shall have the right to review all such architectural and/or engineering plans which Developer obtains and to prohibit the implementation of any plan, or part thereof, which Franchisor, in its sole and absolute discretion, believes is not consistent with the best interests of the System. In the event that Franchisor desires to prohibit the implementation of any such plan, or part thereof,
Franchisor shall so notify Developer within thirty (30) business days of receiving such architectural and/or engineering plans for review. Failure of Franchisor to so notify Developer within such thirty (30) business day period shall be deemed to be an approval of such plans. In the event Franchisor does object to any such plan, Franchisor shall provide Developer with a reasonable detailed list of changes necessary to make such plans acceptable to Franchisor. Franchisor shall, upon resubmission of such plans, with such changes as Developer has prepared, notify Developer within fifteen (15) business days of receiving such plans whether they are acceptable. Failure to so notify Developer within such fifteen (15) business day period shall be deemed to be an approval of such amended plans.

    5.3 If Developer acquires a leasehold interest in a site, that leasehold interest shall be for a term which is at least as long as the term of the form of franchise agreement which is attached hereto as Appendix B, and the lease shall provide that if the applicable franchise agreement is terminated prior to the expiration of that term for whatever reason, Developer may assign the lease to Franchisor without the lessor having any right to impose conditions on such assignment or to obtain any payment in connection therewith.

6.  FEES AND FRANCHISE AGREEMENTS

    Not later than ninety (90) days prior to the scheduled opening of any Restaurant which has been developed pursuant to this Agreement, Developer shall deliver to Franchisor an executed franchise agreement substantially in the form which is attached hereto as Appendix B, provided, however, that the franchise agreement which Developer executes shall require the payment of a franchise fee in the amount described in Subsection 4.1, royalty fees as described in Subsection 4.3, and advertising payments at the rates then established by Franchisor with respect to new Restaurants, except that in no event shall such rates exceed five percent (5%) of a Restaurant's gross sales (as defined in Subsection 9.3 of the form of a franchise agreement which is attached hereto as Appendix B).

7.  DEVELOPER ORGANIZATION, AUTHORITY, FINANCIAL CONDITION AND SHAREHOLDERS

    7.1 Developer and each Principal Shareholder represent and warrant that:(a) Developer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation; (b) Developer is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (c) the execution and delivery of this Agreement and the transactions contemplated hereby are within Developer's corporate power; (d) the execution and delivery of this Agreement have been duly authorized by the Developer; (e) the articles of incorporation and by-laws of Developer delivered to Franchisor are true, complete and correct, and there have been no changes therein since the date thereof; (f) the certified copies of the minutes electing the officers of Developer and authorizing the execution and delivery of this Agreement are true, correct and complete, and there have been no changes therein since the date(s) thereof; (g) the specimen stock certificate delivered to Franchisor is a true specimen of Developer's stock certificate; (h) the financial statement of Developer and financial statements of its Principal Shareholders, heretofore delivered to Franchisor, are true, complete and correct, and fairly present the financial positions of Developer and each Principal Shareholder, respectively, as of the date thereof;
(i) such financial statements have been prepared in accordance with generally accepted accounting principles; and (j) there have been no materially adverse changes in the condition, assets or liabilities of Developer or Principal Shareholders since the date or dates thereof.

    7.2 Developer and each Principal Shareholder covenant that during the term of this Agreement: (a) Developer shall do or cause to be done all things necessary to preserve and keep in full force its corporate existence and shall be in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (b) Developer shall have the corporate authority to carry out the terms of this Agreement; and (c) Developer shall print, in a conspicuous fashion on all certificates representing shares of its stock when issued, a legend referring to this Agreement and the restrictions on and obligations of Developer and Principal Shareholders hereunder, including the restrictions on transfer of Developer's shares.

    7.3 Prior to development of the first Restaurant pursuant to this Agreement, Developer shall maintain an average monthly balance of five hundred thousand dollars ($500,000) in liquid assets. For purposes of this Agreement, "liquid assets" shall consist of cash, cash available to Developer pursuant to an irrevocable line of credit issued by a commercial bank in favor of Developer, marketable securities, or any other similar asset which Franchisor's Chief Financial Officer designates in writing as a liquid asset. After development of the first Restaurant pursuant to this Agreement, and at any time thereafter in which Developer is operating one (1) Restaurant in the Territory, Developer shall maintain an average monthly balance of three hundred twenty-five thousand dollars ($325,000) in liquid assets. After development of the second Restaurant pursuant to this Agreement, and thereafter, so long as Developer is operating at least two (2) Restaurants in the Territory, Developer shall maintain an average monthly balance of one hundred fifty thousand dollars ($150,000) in liquid assets. At all times Developer shall maintain the necessary financial resources to satisfy its development obligations hereunder.

    7.4 In addition to its obligations pursuant to Subsections 7.1 and 7.3 hereof, Developer and Principal Shareholders shall provide Franchisor with such financial information as Franchisor may reasonably request from time to time, including, on an annual basis, copies of the then-most current financial statements of Developer and each Principal Shareholder, dated as of the end of the last preceding fiscal year of the Developer or Principal Shareholder, said statements to be delivered to Franchisor no later than April 15 of each year, which financial statements shall conform to the standards set forth in Subsection 7.1 hereof.

    7.5 Developer and each Principal Shareholder represent, warrant and covenant that all Interests (as defined in Subsection 8.4 hereto) in Developer are owned as set forth on Appendix C hereto, that no Interest has been pledged or hypothecated (except in accordance with Section 8 of this Agreement), and that no change will be made in the ownership of any such Interest other than as permitted by this Agreement, or otherwise consented to in writing by Franchisor. Developer and Principal Shareholders agree to furnish Franchisor with such evidence as Franchisor may request, from time to time, for the purpose of assuring Franchisor that the Interests of Developer and Principal Shareholders remain as represented herein.

    7.6 Each Principal Shareholder, jointly and severally, hereby personally and unconditionally guarantees each of Developer's financial obligations to Franchisor (including, but not limited to, all obligations relating to the payment of fees by Developer to Franchisor). Each Principal Shareholder agrees that Franchisor may resort to such Principal Shareholder (or any of them) for payment of any such financial obligation, whether or not Franchisor shall have proceeded against Developer, any other Principal Shareholder or any other obligor primarily or secondarily obligated to Franchisor with respect to such financial obligation. Each Principal Shareholder hereby expressly waives presentment, demand, notice of dishonor, protest, and all other notices whatsoever with respect to Franchisor's enforcement of this guaranty. In addition, each Principal Shareholder agrees that if the performance or observance by Developer of any term or provision hereof is waived or the time of performance thereof extended by Franchisor, or payment of any such financial obligation is accelerated in accordance with any agreement between Franchisor and any party liable in respect thereto or extended or renewed, in whole or in part, all as Franchisor may determine, whether or not notice to or consent by any Principal Shareholder or any other party liable in respect to such financial obligations is given or obtained, such actions shall not affect or alter the guaranty of each Principal Shareholder described in this Subsection.

    7.7 Developer and each Principal Shareholder represent and warrant to Franchisor that:

         (a) Neither Developer nor any Principal Shareholder or any other person with a direct or indirect ownership interest in Developer is identified, either by name or an alias, pseudonym or nickname, on the list of "Specially Designated Nationals and Blocked Persons" maintained by the U.S. Treasury Department's Office of Foreign Assets Control (texts available at www.treas.gov/offices/enforcement/ofac/). Further, Developer and its Principal Shareholders represent and warrant that neither has violated and agree that neither will violate any law (in effect now or which may become effective in the future) prohibiting corrupt business practices, money laundering or the aid or support of persons or entities who conspire to commit acts of terror against any person or government, including acts prohibited by the U.S. Patriot Act (text available at http://www.epic.org/privacy/terrorism/hr3162.html), U.S. Executive Order
    13244                  (text                   available                  at
    http://treas.gov/offices/enforcement/ofac/sanctions/terrorism.html),      or
    similar law;

         (b) Developer has not made, nor has any Principal Shareholder made, any expenditures other than for lawful purposes or directly or indirectly offered, gave, promised to give or authorized the payment or the gift of any money, or anything of value, to any person or entity, while knowing or having reason to know that all or a portion of such money or thing of value would be given or promised, directly or indirectly, to any government official, official of an international organization, officer or employee of a foreign government or anyone acting in an official capacity for a foreign government, for the purpose of (1) influencing any action, inaction or decision of such official in a manner contrary to his or her position or creating an improper advantage; or (2) inducing such official to influence any government or instrumentality thereof to effect or influence any act or decision of such government or instrumentality.

         (c) Developer nor any Principal Shareholder or any other person or entity who has any direct or indirect ownership interest is or will become directly or indirectly owned or controlled by governmental authorities of any country that is subject to a United States embargo; and

    Developer understands and its Principal Shareholders understand and have been advised by legal counsel on the requirements of the United States Foreign
Corrupt         Practices        Act        (currently         located        at
www.usdoj.gov/criminal/fraud/fcpa.html, any local foreign corrupt practices laws
and       the        Patriot       Act        (currently        located       at
www.epic.org/privacy/terrorism/hr3162.html, acknowledge the importance to Franchisor and the Restaurants and the parties' relationship of their respective compliance with the requirements of these laws, including any applicable auditing requirements and any requirement to report or provide access to information to Franchisor or any government, that is made part of any applicable law, and agree to take all steps required by their consultants, agents and employees to comply with such laws prior to engaging or employing any such individuals or entities.

8.  TRANSFER

    8.1 There shall be no Transfer of any Interest of Developer, or of a Principal Shareholder in Developer, in whole or in part (whether voluntarily or by operation of law), directly, indirectly or contingently, except in accordance with the provisions of this Section 8. "Transfer" and "Interest" are defined in Subsections 8.2, 8.3 and 8.4.

    8.2 Except as provided in Subsection 8.3, "Transfer" shall mean any assignment, sale, pledge, hypothecation, gift or any other such event which would change ownership of or create a new Interest, including, but not limited to:

         (a) any change in the ownership of or rights in or to any shares of stock or other equity interest in Developer which would result from the act of any shareholder of Developer ("Shareholder"), such as a sale, exchange, pledge or hypothecation of shares, or any interest in or rights to any of Developer's profits, revenues or assets, or any such change which would result by operation of law; and

         (b) any change in the percentage interest owned by any Shareholder in the shares of stock of Developer, or interests in its profits, revenues or assets which would result from any act of Developer such as a sale, pledge or hypothecation of any Restaurant assets (other than a pledge of assets to secure bona fide loans made or credit extended in connection with acquisition of the assets pledged, provided that immediately before and after such transaction Developer satisfies the applicable liquid asset requirement described in Subsection 7.3 of this Agreement); any sale or issuance of any shares of Developer's stock; the retirement or redemption of any shares of Developer's stock; or any sale or grant to any person of any right to participate in or otherwise to share or become entitled to any part of Developer's profits, revenues, assets or equity.

    8.3 "Transfer" shall not include (a) a change in the ownership of or rights to any shares or other equity interest in Developer pursuant to a public offering of Developer's securities registered under the Securities Act of 1933, or (b) a change in the ownership of or rights to any securities or other equity interest in Developer pursuant to a private offering of Developer's securities exempted from registration under such Act, provided that Developer provides Franchisor with a copy of its prospectus and/or offering memorandum ten (10) days prior to its filing with the Securities and Exchange Commission or circulation to third parties so that Franchisor may comment and, if necessary, correct any information concerning Franchisor and/or the System, and further provided that after giving effect to any such public or private offering, the Principal Shareholders, or any of them, "control" Developer. For purposes of this Section 8, "control" means either (1) owning legal and equitable title to fifty-one percent (51%) or more of the outstanding voting securities of Developer, which are not subject to a proxy granted to or contract with any other person or party granting that party the right to vote part or all of such securities, or (2) having and continually exercising the contractual power presently to designate a majority of the directors of Developer.

    8.4 "Interest" shall mean: when referring to interests or rights in Developer, any shares of Developer's stock, and any other equitable or legal right in or to any of Developer's stock, revenues, profits or assets; when referring to rights or assets of Developer, Developer's rights under and interest in this Agreement, any Restaurant and its revenues, profits and assets.

    8.5 (a) The Interest of a Principal Shareholder may be transferred to such Principal Shareholder's spouse or children or to a person designated in such Principal Shareholder's will or trust (individually and collectively referred to as "Successor"), upon such Principal Shareholder's death or permanent incapacity, without Franchisor's approval, provided that such Successor shall agree to be bound by the restrictions contained in this Section 8, and the other agreements and covenants of the Principal Shareholders contained in this Agreement.

         (b) The Interest of a Principal Shareholder may not be transferred to another Principal Shareholder without Franchisor's approval, which approval will not be unreasonably withheld.

         (c) The Interest of a Successor may only be transferred in accordance with Subsection 8.5(b) or 8.8, regardless of whether such Transfer is for consideration or by gift or will or other device.

    8.6 Until such date as Developer has developed and opened for operation forty percent (40%) of the number of Restaurants required by Subsection 2.1 hereof and the number of Restaurants required by Subsection 3.1 hereof as said total aggregate number is set forth on Appendix A, Developer shall have no right to Transfer this Agreement or any rights or obligations under this Agreement, and any franchise agreements to be issued pursuant hereto shall be issued solely to the Developer, which as of the date of issuance of each such franchise agreement shall be owned by the Principal Shareholders to the extent hereinbefore provided. Any transfer or attempted transfer in contravention of this provision shall be void and of no effect. If, after the date Developer has developed and opened for continuous operation the number of Restaurants required by this Subsection 8.6, the Principal Shareholders desire to dispose of all or substantially all of the Interests of the Principal Shareholders in Developer, or the Principal Shareholders (or Developer) desire to dispose of all or substantially all of Developer's Interest in this Agreement or in the assets which Developer has acquired pursuant to this Agreement, the Principal Shareholders or Developer, as the case may be, shall notify Franchisor of that desire, in writing, thirty (30) days before announcing that fact publicly or engaging the services of a broker or sales agent.

    8.7 (a) If at any time any of the Principal Shareholders or Developer, as the case may be, obtains from a third party or third parties a bona fide offer (the "Offer") in writing for the purchase of all or substantially all of the Interests of the Principal Shareholders in Developer or in the Restaurant assets which Developer has acquired as a result of this Agreement, the Principal Shareholders or Developer shall give notice (the "Selling Notice") to Franchisor stating that the Principal Shareholders or Developer, as the case may be, have received the Offer, identifying the prospective purchaser by name and address, specifying the proposed purchase price and attaching a true and complete copy of the Offer. Notwithstanding the foregoing, however, Developer and Principal Shareholders understand and agree that, as provided in Subsection 8.6 hereof, until such time as Developer has developed and opened for operation the number of Restaurants required by said Subsection 8.6. hereof, any portion of any Offer regarding the right to develop Restaurants or Developer's Interest in this Agreement shall be invalid and of no force or effect, it being expressly understood and agreed that such rights may not be transferred, and any franchise agreements to be granted hereunder shall be issued solely to Developer, which shall be owned by the Principal Shareholders as hereinbefore set forth. At such time as Developer has developed and opened for operation the number of Restaurants required by Subsection 8.6, any portion of such an Offer regarding Developer's Interest in this Agreement shall be effective in accordance with its terms.

         (b) Franchisor shall have an option to purchase (the "Option"), exercisable within a period of forty-five (45) days after receipt of the Selling Notice (the "Option Period"), such Interests at the price and on the conditions set forth in the Offer, except that Franchisor shall not be obligated to pay any finder's or broker's fee, and if the Offer provides for payment of consideration other than cash, or if the Offer involves certain intangible benefits, Franchisor may elect to purchase such Interests by offering a reasonable dollar value substitute including, at Franchisor's option, cash or the common stock or other securities of the Franchisor or any combination thereof for the non-cash/intangible benefits part of the Offer.

         (c) The Option shall be exercisable by Franchisor delivering to the Principal Shareholders or Developer, as the case may be, within the Option Period, a notice (i) stating that the Option is being exercised, and (ii) specifying the time, date and place at which such purchase and sale will take place, which date shall be within forty-five (45) days after Franchisor delivers such notice. Developer shall provide Franchisor access to and copies of such information and documentation Franchisor shall request regarding the purchase. The forty-five (45) day limitation described at the end of the preceding sentence shall not apply if at the end of said forty-five (45) day period the only issue which prevents completion of the purchase and sale is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the purchase and sale shall take place within seven (7) business days after those liquor licenses have been transferred.

         (d) If the Option is not exercised, the Principal Shareholders or Developer, as the case may be, may sell the Interests in or of Developer to the third party which made the Offer, on conditions no more favorable to the third-party offerer than those set forth in the Offer, provided that Franchisor approves the proposed transferee in accordance with the criteria set forth in Appendix D and provided further that such sale takes place within ninety (90) days after the expiration of the Option Period. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the issue which prevents completion of the purchase and sale is either the need to effect transfers of the applicable liquor licenses or consent or approval of the transaction by a state or federal regulatory agency. In the event of such a delay, the purchase and sale shall take place within seven (7) business days after those issues have been resolved or waived by Franchisor. In the event of such a transfer, Franchisor may, in its discretion, require an amendment to Subsection 2.1 of this Agreement in order to increase or decrease the number of restaurants required thereby and the dates of the Initial Development Periods referred to therein.

         (e) If the Option is not exercised, the Principal Shareholders or Developer, as the case may be, shall immediately notify Franchisor in writing of any change in the terms of an Offer. Any change in the terms of an Offer shall cause it to be deemed a new Offer, conferring upon Franchisor a new Option pursuant to this Subsection 8.7; the Option Period with respect to the new Option shall be deemed to commence on the day on which Franchisor receives written notice of a change in the terms of the original Offer. Provided however, in such an instance, Franchisor shall provide Franchisee its response within fifteen (15) days after Franchisor's receipt of all of the modified terms, unless such changes are deemed material by Franchisor and in such an event, Franchisor shall have a forty-five (45) day period within which to review said changes.

    8.8 (a) Developer understands and acknowledges that the rights and duties set forth in this Agreement are personal to Developer and that Franchisor has entered into this Agreement in reliance on the business skill and financial capacity of Developer, and the business skill, financial capability and personal character of each Principal Shareholder. Any transfer of Principal Shareholders' Interest in Developer or in Developer's Interest in this Agreement in contravention of this Section 8 shall cause the immediate termination of all development rights granted herein with respect to Restaurants not otherwise open for operation. Except as otherwise set forth in this Section 8, the Principal Shareholders shall at all times retain control of Developer. Except as otherwise provided in this Section 8, no Transfer of any part of Developer's Interest in this Agreement, and no Transfer of any Interest of any Principal Shareholder shall be completed except in accordance with this Subsection 8.8. In the event of such a proposed Transfer of any part of Developer's Interest in this Agreement, or of any Interest of any Principal Shareholder, the party or parties desiring to effect such Transfer shall give Franchisor notice in writing of the proposed Transfer, which notice shall set forth the name and address of the proposed transferee, its financial condition, including a copy of its financial statement dated not more than ninety (90) days prior to the date of said notice, and all the terms and conditions of the proposed Transfer. Upon receiving such notice, Franchisor may (i) approve the Transfer, or (ii) withhold its consent to the Transfer. Franchisor shall, within forty-five (45) days of receiving such notice and all the information required therein, advise the party or parties desiring to effect the Transfer whether it (1) approves the Transfer, or (2) withholds its consent to the Transfer, giving the reasons for such disapproval. Failure of Franchisor to so advise said party or parties within that forty-five
(45) day  period  shall be  deemed  to be  approval  of the  proposed  Transfer.
Appendix D sets forth the criteria for obtaining Franchisor's consent to a proposed Transfer.

         (b) In the event that Franchisor approves the Transfer, and the Transfer is not completed within ninety (90) days of the later of (i) expiration of the forty-five (45) day notice period, or (ii) delivery of notice of Franchisor's approval of the proposed Transfer, Franchisor's approval of the proposed Transfer shall automatically be revoked. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the only issue which prevents completion of the Transfer is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the Transfer shall take place within seven (7) business days after those liquor licenses have been transferred. Any subsequent proposal to complete the proposed Transfer shall be subject to Franchisor's right of approval as provided herein. The party which desires to effect the proposed Transfer shall immediately notify Franchisor in writing of any change in the terms of a Transfer. Any change in terms of a Transfer prior to closing shall cause it to be deemed a new Transfer, revoking any approval previously given by Franchisor and conferring upon Franchisor a new right to approve such Transfer, which shall be deemed to commence on the day on which Franchisor receives written notice of such change in terms.

    8.9 In connection with any request for Franchisor's approval of a proposed Transfer to this Section 8, the parties to the proposed Transfer shall pay Franchisor a nonaccountable fee to defray the actual cost of review and the administrative and professional expenses related to the proposed Transfer and the preparation and execution of documents and agreements, up to a maximum of two thousand five hundred dollars ($2,500).

9.  TERMINATION

    9.1 This Agreement shall expire on _______________, 20____, unless sooner terminated pursuant to the terms hereof.

    9.2 Franchisor shall have the right to terminate this Agreement immediately upon written notice to Developer stating the reason for such termination, and Developer shall no longer have any of the rights created by this Agreement, in the event of:

         (a)  development by Developer of a Restaurant  without first  obtaining
    approval  from   Franchisor  of  the  Restaurant   site  or  of  Developer's
    architectural and/or engineering plans in accordance with Section 5 hereof;

         (b) any breach or default of any of the provisions of Sections 8 and 11 of this Agreement and Subsection 14.1 of any franchise agreement entered into pursuant to this Agreement;

         (c) the filing by Developer of a petition in bankruptcy, an arrangement for the benefit of creditors, or a petition for reorganization; the filing against Developer of a petition in bankruptcy, an arrangement for the benefit of creditors, or petition for reorganization, not dismissed within ninety (90) days of the filing thereof; the making of an assignment by Developer for the benefit of creditors; or the appointment of a receiver or trustee for Developer, which receiver or trustee shall not have been dismissed within ninety (90) days of such appointment;

         (d) the discovery by Franchisor that Developer made any material misrepresentation or omitted any material fact in the information which was furnished to Franchisor in connection with this Agreement;

         (e) failure by Developer to locate and employ a Director of Operations who is approved by Franchisor in accordance with Subsection 12.2 within ninety (90) days of the date of this Agreement or, with respect to a replacement Director of Operations, failure by Developer to locate such a replacement who is approved by Franchisor in accordance with Subsection 12.2 within one hundred eighty (180) days of the date on which the last Director of Operations who was approved by Franchisor ceased to be employed by Developer in that capacity;

         (f) any part of this Agreement relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder or under any franchise agreement between Franchisor and Developer, for any reason being declared invalid or unenforceable;

         (g) Developer or any Principal Shareholder being convicted of or pleading nolo contendere to a felony or any crime involving moral turpitude; or

         (h) the franchisee under any franchise agreement executed pursuant to this Agreement committing a default subject to immediate termination under the franchise agreement.

    9.3 Except as provided above in Subsection 9.2, if Developer defaults in the performance or observance of any of its other obligations hereunder or under any franchise agreement between Developer and Franchisor, and any such default continues for a period of thirty (30) days after written notice to Developer specifying such default, Franchisor shall have the right to terminate this Agreement upon written notice to Developer. If Developer defaults in the performance or observance of the same obligation two (2) or more times within a twelve (12) month period, Franchisor shall have the right to terminate this Agreement immediately upon commission of the second act of default, upon written notice to Developer stating the reason for such termination, without allowance for any curative period.

    9.4 This Agreement shall automatically terminate under the conditions and at the times specified in Subsection 2.3 and 3.3.

10. PREREQUISITES TO OBTAINING FRANCHISES FOR INDIVIDUAL RESTAURANT UNITS

    10.1 Developer understands and agrees that this Agreement does not confer upon Developer a right to obtain a franchise for any Restaurant, but is intended by the parties to set forth the terms and conditions which, if fully satisfied, shall entitle Developer to obtain such a franchise, located within the Territory. Developer further understands that until the date Developer opens for operation all those Restaurants required under Subsection 8.6 of this Agreement, such aforesaid terms and conditions may only be satisfied by Developer (and not an assignee or transferee thereof), who shall remain at all times owned and controlled by the Principal Shareholders as herein set forth.

    10.2 In the event that Developer shall have obtained Franchisor's approval of a particular proposed site for a Restaurant, and if Franchisor, in the exercise of its sole discretion, has granted Developer operational, financial and legal approval, then Franchisor will grant Developer a franchise for a Restaurant at the site in question. As used herein, Franchisor will give Developer "operational", "financial" and "legal" approval under the following circumstances:

    "Operational" approval will be granted if Franchisor has determined, in the exercise of its sole discretion, that Developer is conducting the operation of each of its Restaurants, and is capable of conducting the operation of the proposed Restaurant, including physical aspects thereof, (a) in accordance with the terms and conditions of this Agreement, (b) in accordance with the provisions of the respective franchise agreements, and
    (c) in accordance with the standards, specifications and procedures set forth and described in the Franchise Operations Manual and in any other materials or manuals provided or made available to Developer by Franchisor

    (collectively, the "Manuals"), as such may be amended from time to time. Developer understands that changes in said standards, specifications and procedures may become necessary from time to time. Developer agrees to accept said changes, and Developer further agrees that it is within the sole discretion of Franchisor to make said changes.

    "Financial" approval will be granted if (a) Developer is not in breach of its obligations under Subsection 7.3 hereof and has been and is faithfully performing all terms and conditions under each of its existing franchise agreements with Franchisor, (b) Developer or its affiliates is not in default of any money obligations owed to Franchisor, and (c) Developer is not in default of any financial obligation to any of its suppliers, unless any such obligation is being disputed in good faith by the Developer. Developer acknowledges and agrees that it is vital to Franchisor's interest that each of its franchisees be financially sound to avoid failure of a franchised business (which would adversely affect the reputation and good name of Franchisor and the System). Developer acknowledges and agrees that it is vital to Franchisor's interest and to the interests of the System that Developer (in its capacity as franchisee) remain current in satisfying its financial obligations to it suppliers.

    "Legal" approval will be granted if Franchisor has determined, in the exercise of its sole discretion, that Developer has submitted to Franchisor, in a timely manner as requested, all information and documents requested by Franchisor prior to and as a basis for the issuance of individual franchises or pursuant to any right granted to Franchisor by this Agreement or by any franchise agreement between Developer and Franchisor, and has taken such additional actions in connection therewith as may be requested from time to time.

    10.3 It is understood and agreed that the foregoing criteria apply to the operational, financial and legal aspects of any Restaurant franchised by Franchisor in which Developer or any Principal Shareholder has any legal or equitable interest. It is further understood and agreed that Developer and Principal Shareholders have an ongoing responsibility to operate each Restaurant in which Developer or any Principal Shareholder has any legal or equitable interest in a manner which satisfies the foregoing requirements for operational, financial and legal approval.

11. RESTRICTIONS

    11.1 Developer and its Principal Shareholders acknowledge that over the term of this Agreement they are to receive proprietary information which Franchisor has developed over time at great expense, including, but not limited to, methods of site selection, marketing methods, product analysis and selection, and service methods and skills relating to the development and operation of Restaurants. They further acknowledge that this information, which includes, but is not necessarily limited to, that contained in the Manuals, is not generally known in the industry and is beyond their own present skills and experience, and that to develop it themselves would be expensive, time-consuming and difficult. Developer and Principal Shareholders further acknowledge that the Franchisor's information provides a competitive advantage and will be valuable to them in the development of their business, and that gaining access to it is therefore a primary reason why they are entering into this Agreement. Accordingly, Developer and its Principal Shareholders agree that Franchisor's information, as described above, which may or may not be "trade secrets" under prevailing judicial interpretations or statutes, is private and valuable, and constitutes trade secrets belonging to Franchisor; and in consideration of Franchisor's confidential disclosure to them of these trade secrets, Developer and Principal Shareholders agree as follows:

         (a) During the term of this Agreement, neither Developer nor any Principal Shareholder, for so long as such Principal Shareholder owns an Interest in Developer, may, without the prior written consent of Franchisor, directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is either (i) located in the Territory, (ii) located in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to this Agreement,
    (iii) located within a five (5) mile radius of any restaurant unit within the System, or (iv) determined by Franchisor, exercising reasonable good faith judgment, to be a direct competitor of the System.

         (b) Neither Developer, for two (2) years following the termination of this Agreement, nor any Principal Shareholder, for two (2) years following the termination of all of his or her Interest in Developer or the
    termination of this Agreement, whichever occurs first, may directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory, (ii) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to this Agreement, (iii) within a five (5) mile radius of any restaurant unit within the System, or
    (iv) within any area for which an active, currently binding development agreement has been granted by Franchisor to another franchisee as of the date of termination.

    11.2 Neither Developer nor any Shareholder shall at any time (a) appropriate or use the trade secrets incorporated in the System, or any portion thereof, in any other restaurant business which is not within the System, (b) disclose or reveal any portion of the System to any person other than to Developer's employees as an incident of their training, (c) acquire any right to use any name, mark or other intellectual property right which may be granted pursuant to any agreement between Franchisor and Developer, except in connection with the operation of a Restaurant, or (d) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a restaurant utilizing the System, which may be communicated by Franchisor in connection with the Restaurants to be developed hereunder.

    11.3 Developer and Principal  Shareholders agree that the provisions of this
Section 11 are and have been a primary inducement to Franchisor to enter into this Agreement, and that in the event of breach thereof Franchisor would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach, or a threatened or attempted breach, of any of such provisions Franchisor shall be entitled, in addition to any other remedies which it may have hereunder or in law or in equity (including the right to terminate this Agreement), to a preliminary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

    11.4 The restrictions contained in Subsection 11.1 above shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are listed and traded on a national securities exchange if such shares are owned for investment only, and are not owned by an officer, director, employee or consultant of such publicly traded company.

    11.5 If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Section 11 determines that it would be invalid or unenforceable as written, then the provisions hereof shall be deemed to be modified or limited to such extent or in such manner as necessary for such provisions to be valid and enforceable to the greatest extent possible.

12. DEVELOPMENT PROCEDURES

    12.1 Franchisor will use its reasonable efforts to furnish Developer with advice in developing Restaurants and in selecting sites therefor.

    12.2 Developer shall designate an individual employee who shall be personally responsible for Developer's activities during the term of this Agreement, and who shall devote his or her full-time, best efforts and constant personal attention, on a day-to-day basis, to Developer's activities in the Territory (the "Director of Operations"). Developer shall require that the Director of Operations maintain his or her principal personal residence in the Territory. Franchisor reserves the right to require that, as a condition of his or her employment with Developer, the Director of Operations, as well as each supervisory employee referred to in Subsection 12.3, must successfully complete Franchisor's interview process and a psychological profile test in a manner which satisfies a uniform standard established by Franchisor. The test shall be administered by Franchisor, or by a testing agency designated by Franchisor, at Developer's expense. Developer's designation of the first Director of Operations, and any subsequent Director of Operations, shall be subject to the written approval of Franchisor, which approval shall not be arbitrarily withheld, and shall also be subject to the time limitations described in Subsection 9.2(e) hereof. Franchisor shall notify Developer in writing within fourteen (14) business days of receipt of Developer's request whether Franchisor disapproves such person. Failure by Franchisor to so notify Developer within that period shall be deemed to constitute Franchisor's approval of such person.

    12.3 In the event that Developer desires to designate an employee (in addition to the Director of Operations) who will have supervisory authority over the development of operation of more than one (1) Restaurant within the Territory, Developer's designation of such a supervisory employee shall be subject to the written approval of Franchisor, which approval shall not be arbitrarily withheld. Franchisor shall notify Developer in writing within fourteen (14) business days of receipt of Developer's request whether Franchisor disapproves such person. Failure by Franchisor to so notify Developer within that period shall be deemed to constitute Franchisor's approval of such person. Developer shall require that any such supervisory employee maintain his or her principal personal residence in the Territory.

    12.4 Developer shall require the Director of Operations to execute a confidentiality agreement and covenant not to compete in the form attached hereto as Appendix E. In addition, at Franchisor's request, Developer shall obtain from the Director of Operations an agreement verifying his or her employment status. Developer shall require that each other employee of Developer who will have supervisory authority over the development or operation of more than one (1) Restaurant execute a confidentiality agreement in the form attached hereto as Appendix F. Developer shall be responsible for compliance of its employees with the agreements identified in this Subsection, including the payment of any costs needed to enforce the obligations.

    12.5 (a) Developer shall require its Director of Operations and any other supervisory employee designated pursuant to Subsection 12.3 to attend and to successfully complete to Franchisor's reasonable satisfaction an operations training course provided by Franchisor. If the Director of Operations or any such supervisory employee fails to successfully complete Franchisor's operations training course, Franchisor may require designation of a new Director of Operations or replacement supervisory employee, as the case may be, and
Developer shall designate a new Director of Operations or replacement supervisory employee who shall be required to successfully complete such training course.

         (b) The Director of Operations and supervisory employees designated pursuant to Subsection 12.3 shall, from time to time as reasonably requested by Franchisor, attend and successfully complete to Franchisor's reasonable satisfaction a Franchisor-provided refresher course in restaurant operations.

    12.6 With respect to each Restaurant within the Territory developed by Developer, Developer's employees must satisfy the training requirements described in Section 6 of Appendix B hereto. After Developer opens it first Restaurant pursuant to this Agreement, Franchisor may at its option, and subject to such conditions as Franchisor deems necessary, permit Developer (at Developer's own expense) to conduct a portion of the required training at one of Developer's existing Restaurants. In that event, Developer will be required to provide qualified personnel to administer training tests and to maintain records relating to the training and performance of employees.


13. NO WAIVER OF DEFAULT

    13.1 The waiver by any party to this Agreement of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein, or of any same or similar term, covenant or condition contained in any other agreement between Franchisor and any other person, shall not be deemed a waiver of any subsequent or continuing breach or default of the same or any other term, covenant or condition in this Agreement, or in any other agreement between Franchisor and any other person.

    13.2 All rights and remedies of Franchisor shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. Franchisor's rights and remedies shall be continuing and shall not be exhausted by any one (1) or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement shall not discharge or release Developer or any Principal Shareholder from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of this Agreement.

14. FORCE MAJEURE

    14.1 As used in this Agreement, the term "Force Majeure" shall mean any act of God, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the party affected thereby.

    14.2 If the performance of any obligation by any party under this Agreement is prevented or delayed by reason of Force Majeure, which cannot be overcome by use of normal commercial measures, the parties shall be relieved of their respective obligations to the extent the parties are respectively necessarily prevented or delayed in such performance during the period of such Force Majeure. The party whose performance is affected by an event of Force Majeure shall give prompt notice of such Force Majeure event to the other party by facsimile, telephone or telegram (in each case to be confirmed in writing), setting forth the nature thereof and an estimate as to its duration, and shall be liable for failure to give such timely notice only to the extent of damage actually caused.

15. CONSTRUCTION, SEVERABILITY, GOVERNING LAW AND JURISDICTION

    15.1 If any part of this Agreement shall for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions shall remain in full force and effect as if this Agreement had been executed with such invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid; provided however, that in the event any part hereof relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder or pursuant to any franchise agreement between Franchisor and Developer is for any reason declared invalid or unenforceable, then Franchisor shall have the option of terminating this Agreement upon written notice to Developer. If any clause or provision herein would be deemed invalid or unenforceable as written, it shall be deemed to be modified or limited to such extent or in such manner as may be necessary to render the clause or provision valid and enforceable to the greatest extent possible in light of the interest of the parties expressed in that clause or provision, subject to the provisions of the preceding sentence.

    15.2 DEVELOPER AND PRINCIPAL SHAREHOLDERS ACKNOWLEDGE THAT FRANCHISOR MAY ENTER INTO OTHER DEVELOPMENT AGREEMENTS THROUGHOUT THE UNITED STATES ON TERMS AND CONDITIONS SIMILAR TO THOSE SET FORTH IN THIS AGREEMENT, AND THAT IT IS OF MUTUAL BENEFIT TO DEVELOPER AND PRINCIPAL SHAREHOLDERS AND TO FRANCHISOR THAT
THESE TERMS AND CONDITIONS BE UNIFORMLY INTERPRETED. THEREFORE, THE PARTIES AGREE THAT TO THE EXTENT THAT THE LAW OF THE STATE OF KANSAS DOES NOT CONFLICT WITH LOCAL FRANCHISE STATUTES, RULES AND REGULATIONS, KANSAS LAW SHALL APPLY TO THE CONSTRUCTION OF THIS AGREEMENT AND SHALL GOVERN ALL QUESTIONS WHICH ARISE WITH REFERENCE HERETO; PROVIDED HOWEVER, THAT PROVISIONS OF KANSAS LAW REGARDING CONFLICTS OF LAW SHALL NOT APPLY HERETO.

    15.3 THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF WHICH CANNOT BE AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, MAY, AT THE OPTION OF THE CLAIMANT, BE RESOLVED BY A PROCEEDING IN A COURT IN JOHNSON COUNTY, KANSAS, AND DEVELOPER AND THE PRINCIPAL SHAREHOLDERS EACH IRREVOCABLY ACCEPT THE JURISDICTION OF THE COURTS OF THE STATE OF KANSAS AND THE FEDERAL COURTS SERVING JOHNSON COUNTY, KANSAS FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES.

    The parties agree that service of process in any proceeding arising out of or relating to this Agreement or the performance thereof may be made as to Developer and any Principal Shareholder by serving a person of suitable age and discretion (such as the person in charge of the office) at the address of Developer specified in this Agreement and as to Franchisor by serving the president or a vice-president of Franchisor at the address of Franchisor or by serving Franchisor's registered agent.

16. MISCELLANEOUS

    16.1 All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person, by overnight courier service, facsimile transmission or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given written notice of change of address to the sending party, in which event the new address so specified shall be used.

    FRANCHISOR:    Applebee's International, Inc.
                   4551 W. 107th Street, Suite 100
                   Overland Park, Kansas  66207
                   Attention:  President


    DEVELOPER:     ______________________________

                   ______________________________

                   ______________________________


    PRINCIPAL SHAREHOLDERS:  ______________________________

                             ______________________________


    16.2 All terms used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement may require, the same as if such words had been written in this Agreement themselves. The headings inserted in this Agreement are for reference purposes only and shall not affect the construction of this Agreement or limit the generality of any of its provisions. The term "business day" means any day other than Saturday, Sunday, or the following national holidays: New Year's Day, Martin Luther King Day, Washington's
Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

    16.4 This Agreement, the Uniform Franchise Offering Circular currently in effect and the documents referred to herein constitute the entire agreement between parties, superseding and canceling any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof.

    16.5 Except as expressly authorized herein, no amendment or modification of this Agreement shall be binding unless executed in writing both by Franchisor and by Developer and Principal Shareholders.

    16.6 In the event that any party to this Agreement initiates any legal proceeding to construe or enforce any of the terms, conditions and/or provisions of this Agreement, including, but not limited to, its termination provisions, or to obtain damages or other relief to which any party may be entitled by virtue of this Agreement, the prevailing party or parties shall be paid its reasonable attorneys' fees and expenses by other party or parties.

    IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

                                           FRANCHISOR:

ATTEST:                                    APPLEBEE'S INTERNATIONAL, INC.

_______________________________________    By: _________________________________
Name: _________________________________    Name: _______________________________
Title: ________________________________    Title:_______________________________


                                           DEVELOPER:

ATTEST:                                    _____________________________________

Name: _________________________________    Name: _______________________________
Title: ________________________________    Title:_______________________________



                                           PRINCIPAL SHAREHOLDER(S):


_______________________________________    _____________________________________
Witness                                    Name: _______________________________

_______________________________________    _____________________________________
Witness                                    Name: _______________________________

_______________________________________    _____________________________________
Witness                                    Name: _______________________________

                       APPENDIX A TO DEVELOPMENT AGREEMENT

                                    TERRITORY



















    Franchisor specifically excludes from the Territory, and reserves the right to operate or license any other person to operate restaurants in, any location within an airport (serviced by one or more public or charter carrier), arena, stadium, state or national park, or military fort, post or base which may be within the boundaries of the Territory otherwise granted to Developer.








         One hundred percent (100%) of the number of Restaurants required by Subsections 2.1 and 3.1 is __________ (_____).

                       APPENDIX B TO DEVELOPMENT AGREEMENT


                            FORM FRANCHISE AGREEMENT

                    (See Exhibit F to this Offering Circular)

                       APPENDIX C TO DEVELOPMENT AGREEMENT

                        STATEMENT OF OWNERSHIP INTERESTS





                                                Percent of Issued and
         Shareholder                       Outstanding Shares of Developer

                       APPENDIX D TO DEVELOPMENT AGREEMENT

                  REVIEW AND CONSENT WITH RESPECT TO TRANSFERS


    In determining whether to grant or to withhold consent to a proposed Transfer, Franchisor shall consider all of the facts and circumstances which it views as relevant in the particular instance, including, but not limited to, any of the following: (i) work experience and aptitude of Proposed New Owner and/or proposed new management (a proposed transferee of a Principal Shareholder's Interest and/or a proposed transferee of this Agreement is referred to as "Proposed New Owner"); (ii) financial background and condition of Proposed New Owner, and actual and pro forma financial condition of Developer; (iii) character and reputation of Proposed New Owner; (iv) conflicting interests of Proposed New Owner; (v) the terms and conditions of Proposed New Owner's rights, if the proposed Transfer is a pledge or hypothecation; (vi) the adequacy of Developer's operation (as Franchisee) of any Restaurant and compliance with the System and this Agreement; and (vii) such other criteria and conditions as Franchisor shall then consider relevant in the case of an application for a new franchise to operate a restaurant unit within the System by an applicant that is not then currently doing so. Franchisor's consent also may be conditioned upon execution by Proposed New Owner of an agreement whereby Proposed New Owner assumes full, unconditional, joint and several liability for, and agrees to perform from the date of such Transfer, all obligations, covenants and agreements contained herein to the same extent as if it had been an original party to this Agreement and may also require Developer and Principal Shareholders, including the proposed Transferor(s), to execute a general release which releases Franchisor from any claims they may have had or then have against Franchisor. In the event Proposed New Owner is a partnership (including, but not limited to, a limited partnership), Proposed New Owner will also be required to execute an addendum to the Agreement which amends the references to Developer and its Principal Shareholders to include the partnership approved by Franchisor and Proposed New Owner's general partner(s) and the principal shareholders of the general partner(s), if the general partner(s) is a corporation. This addendum will contain a provision including in the definition of "Transfer" the withdrawal, removal or voluntary/involuntary dissolution (if applicable) of the general partner(s) or the substitution or addition of a new general partner. Developer or Principal Shareholders, as the case may be, shall provide Franchisor with such information as it may require in connection with a request for approval of a proposed Transfer.

                       APPENDIX E TO DEVELOPMENT AGREEMENT

                          CONFIDENTIALITY AGREEMENT AND
                             COVENANT NOT TO COMPETE


    THIS AGREEMENT is made this ________ day of ________________,  20______,  by and between _______________________________________, a _____________ corporation
("Developer"), and __________________________, an individual employed by Developer ("Employee").

WITNESSETH:

    WHEREAS, APPLEBEE'S INTERNATIONAL, INC. ("Applebee's") is the owner of all rights in and to a unique system for the development and operation of restaurants (the "System"), which includes proprietary rights in valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques;

    WHEREAS, Developer is the owner of the exclusive right to develop restaurants franchised by Applebee's which utilize the System ("Restaurants") for the period and in the territory described in the Development Agreement between Applebee's and Developer (the "Development Agreement");

    WHEREAS, Developer and Employee acknowledge that Applebee's information as described above was developed over time at great expense, is not generally known in the industry and is beyond Developer's own present skills and experience, and that to develop it itself would be expensive, time-consuming and difficult, that it provides a competitive advantage and will be valuable to Developer in the development of its business, and that gaining access to it was therefore a primary reason why Developer entered into the Development Agreement; and

    WHEREAS, in consideration of Applebee's confidential disclosure to Developer of these trade secrets, Developer has agreed to be obligated by the terms of Development Agreement to execute, with its Director of Operations, a written agreement protecting Applebee's trade secrets and confidential information entrusted to Employee, and protecting against unfair competition;

    NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

    (1) The parties acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which constitute trade secrets and confidential and proprietary information. The parties further acknowledge and agree that any actual or potential direct or indirect competitor of Applebee's or of any of its franchisees shall not have access to such trade secrets and confidential information.

    (2) The parties acknowledge and agree that the System includes trade secrets and confidential information which Applebee's has revealed or will reveal to Developer in confidence, and that protection of said trade secrets and confidential information and protection of Applebee's against unfair competition from others who enjoy or who have had access to said trade secrets and confidential information are essential for the maintenance of goodwill and special value of the System.

    (3) Employee agrees that he or she shall not at any time (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, for use in any business which is not within the System; (ii) disclose or reveal any portion of the System to any person other than to Developer's employees as an incident of their training; (iii) acquire any right to use, or to license or franchise the use of any name, mark or other intellectual property right which is or may be granted by any franchise agreement between Applebee's and Developer; or (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a Restaurant which may be communicated to Employee or of which Employee may be apprised by virtue of Employee's employment by Developer. Employee shall divulge such confidential information only to such of Developer's other employees as must have access to that information in order to operate a Restaurant or to develop a prospective site for a Restaurant. Any and all information, knowledge and know-how, including, without limitation, drawings, materials, equipment, specifications, techniques and other data, which Applebee's designates as confidential, shall be deemed confidential for purposes of this Agreement.

    (4) Employee agrees that for the duration of his or her employment by Developer, and for two (2) years following termination thereof, Employee may not, without the prior written consent of Applebee's, directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, engage in or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is the same as or similar to that employed by restaurant units within the System which is located either (a) in the Territory, as defined in the Development Agreement, or (b) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to the Development Agreement.

    (5) Employee further acknowledges and agrees that the Franchise Operations Manual and any other materials and manuals provided or made available to Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the form of franchise agreement which is attached as Appendix B to the Development Agreement are loaned by Applebee's to Developer for limited purposes only, remain the property of Applebee's, and may not be reproduced, in whole or in part, without the written consent of Applebee's.

    (6) Employee agrees to surrender to Developer or to Applebee's each and every copy of the Manuals and any other information or material in his or her possession or control upon request, upon termination of employment, or upon completion of the use for which said Manuals or other information or material may have been furnished to Employee.

    (7) The parties agree that in the event of a breach of this Agreement, Applebee's would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach or a threatened or attempted breach of any of the provisions hereof, Applebee's shall be entitled to enforce the provisions of this agreement as a third-party beneficiary hereof and shall be entitled, in addition to any other remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement), to a temporary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

    (8) The restrictions in Subsection (4) hereof shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are traded on a national securities exchange if such shares are owned for investment only, and are not owned by an officer, director, employee or consultant of such publicly traded company.

    (9) If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be invalid or unenforceable as written, the provisions hereof shall be deemed to be modified or limited to such extent or in such manner necessary for such provisions to be valid and enforceable to the greatest extent possible.

    (10) In the event that any party to this Agreement or Applebee's initiates any legal proceeding to construe or enforce any of the terms, conditions and/or provisions of this Agreement, or to obtain damages or other relief to which any party may be entitled by virtue of this Agreement, the prevailing party or parties shall be paid its/their reasonable attorneys' fees and expenses by other party or parties.

    IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

DEVELOPER:                             EMPLOYEE:


By:__________________________________  By:______________________________________
Name:________________________________  Name: ___________________________________
Title: ______________________________

                       APPENDIX F TO DEVELOPMENT AGREEMENT

                            CONFIDENTIALITY AGREEMENT

    THIS AGREEMENT is made this ________ day of ________________,  20_______, by
and   between    ________________________________________,    a    _____________
corporation ("Developer"), and __________________________, an individual employed by Developer ("Employee").

WITNESSETH:

    WHEREAS, APPLEBEE'S INTERNATIONAL, INC. ("Applebee's") is the owner of all rights in and to a unique system for the development and operation of restaurants (the "System"), which includes proprietary rights in valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques;

    WHEREAS, Developer is the owner of the exclusive right to develop restaurants franchised by Applebee's which utilize the System ("Restaurants") for the period and in the territory described in the Development Agreement between Applebee's and Developer (the "Development Agreement"); and

    WHEREAS, Developer acknowledges that Applebee's information as described above was developed over time at great expense, is not generally known in the industry and is beyond Developer's own present skills and experience, and that to develop it itself would be expensive, time-consuming and difficult, that it provides a competitive advantage and will be valuable to Developer in the development of its business, and that gaining access to it was therefore a primary reason why Developer entered into the Development Agreement; and

    WHEREAS, in consideration of Applebee's confidential disclosure to Developer of these trade secrets, Developer has agreed to be obligated by the terms of Development Agreement to execute, with each employee of Developer who will have supervisory authority over the development or operation of more than one Restaurant in the Territory described in the Development Agreement, a written agreement protecting Applebee's trade secrets and confidential information entrusted to Employee;

    NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

    (1) The parties acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which constitute trade secrets and confidential and proprietary information. The parties further acknowledge and agree that any actual or potential direct or indirect competitor of Applebee's, or of any of its franchisees, shall not have access to such trade secrets and confidential information.

    (2) The parties acknowledge and agree that the System includes trade secrets and confidential information which Applebee's has revealed to Developer in confidence, and that protection of said trade secrets and confidential information and protection of Applebee's against unfair competition from others who enjoy or who have had access to said trade secrets and confidential information are essential for the maintenance of goodwill and special value of the System.

    (3) Employee agrees that he or she shall not at any time (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, for use in any business which is not within the System; (ii) disclose or reveal any portion of the System to any person other than to Developer's employees as an incident of their training; (iii) acquire any right to use, or to license or franchise the use of any name, mark or other intellectual property right which is or may be granted by any franchise agreement between Applebee's and Developer; or (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a Restaurant which may be communicated to Employee or of which Employee may be apprised by virtue of Employee's employment by Developer. Employee shall divulge such confidential information only to such of Developer's other employees as must have access to that information in order to operate a Restaurant or to develop a prospective site for a Restaurant. Any and information, knowledge and know-how, including, without limitation, drawings, materials, equipment, specifications, techniques and other data, which Applebee's designates as confidential, shall be deemed confidential for purposes of this Agreement.

    (4) Employee further acknowledges and agrees that the Franchise Operations Manual and any other materials or manuals provided or made available to Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the applicable franchise agreement between Applebee's and Developer, are loaned by Applebee's to Developer for limited purposes only, remain the property of Applebee's, and may not be reproduced, in whole or in part, without the written consent of Applebee's.

    (5) Employee agrees to surrender to Developer or to Applebee's each and every copy of the Manuals and any other information or material in his or her possession or control upon request, upon termination of employment or upon completion of the use for which said Manuals or other information or material may have been furnished to Employee.

    (6) The parties agree that in the event of a breach of this Agreement, Applebee's would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach or a threatened or attempted breach of any of the provisions hereof, Applebee's shall be entitled to enforce the provisions of this Agreement as a third-party beneficiary hereof and shall be entitled, in addition to any other remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement), to a temporary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

    (7) If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be invalid or unenforceable as written, the provisions hereof shall be deemed to be modified or limited to such extent or in such manner necessary for such provisions to be valid and enforceable to the greatest extent possible.

    IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

DEVELOPER                              EMPLOYEE


By:__________________________________  By:______________________________________
Name:________________________________  Name:____________________________________
Title:_______________________________